NEWS RELEASE

Contact:	Robert D. Hardy, CFO
U.S. Concrete, Inc.
713-499-6222

U.S. CONCRETE REPORTS FIRST QUARTER 2007 RESULTS

•	First quarter revenues increased 21.3% to $169.4 million
•	First quarter EBITDA of $4.5 million
•	Provides second quarter 2007 guidance and reaffirms full-year 2007 earnings guidance

HOUSTON, TEXAS - MAY 10, 2007 - U.S. Concrete, Inc. (NASDAQ: RMIX) today reported a net loss of $5.7 million, or $0.15 per share, for the quarter ended March 31, 2007, compared to a net loss of $2.7 million, or $0.08 per share, in the first quarter of 2006.

U.S. Concrete has historically reported a net loss in the first quarter of each year, due to the seasonal reduction in construction activity during the winter months, which results in a decline in demand for the Company’s products and services.

FIRST QUARTER RESULTS

Revenues in the first quarter of 2007 increased 21.3% to $169.4 million, compared to $139.6 million in the first quarter of 2006, reflecting higher ready-mixed concrete volumes (including the impact of recently completed acquisitions), higher ready-mixed concrete prices and increased concrete product sales.

The Company’s ready-mixed concrete sales volume in the first quarter of 2007 was approximately 1.51 million cubic yards, up 19.0% from 1.27 million cubic yards of ready-mixed concrete sold in the first quarter of 2006. Excluding ready-mixed concrete volumes attributable to the Company’s acquired businesses in 2006, first quarter 2007 volumes were down approximately 17% on a same-plant-sales basis from the first quarter of 2006. This decline in volume reflects the continued slowdown in residential home construction activity in many of our markets and the impact of adverse weather conditions in our Atlantic Region.

On a same-plant-sales basis, the Company’s average sales price per cubic yard of ready-mixed concrete increased 7.4%, during the first quarter of 2007, as compared to the first quarter of 2006. Including all volumes, the Company’s average sales price per cubic yard of ready-mixed concrete during the first quarter of 2007 was slightly higher as compared to the first quarter of 2006, reflecting the impact of the 2006 acquisitions, primarily in its Texas markets, where prices are on average lower than its other markets. On a sequential quarter basis, the Company realized a 4.1% increase in its average sales price per cubic yard of ready-mixed concrete in the first quarter of 2007 compared to the fourth quarter of 2006, as a result of the effectiveness of its price increases and the impact of certain winterizing agents.

Revenues in the Company’s western precast segment, which is comprised of the Company’s precast operations in northern California, southern California and Arizona, were 13.4% higher in the first quarter of 2007 as compared to the first quarter of 2006, primarily reflecting two acquisitions we completed in this segment in the second quarter of 2006 and stronger results from our northern California operations.

Commenting on the first quarter of 2007 results, Michael W. Harlan, Executive Vice President and Chief Operating Officer of U.S. Concrete, stated: “Our results were in line with our expectations, despite adverse weather conditions in our Atlantic Region during the first quarter compared to the first quarter in 2006. We experienced improved ready-mixed concrete material spread margins in our Atlantic Region and in our northern California and Michigan markets over the first quarter of the year and ahead of our expectations.”

EBITDA was $4.5 million in the first quarter of 2007, compared with EBITDA of $3.8 million in the first quarter of 2006. The Company defines EBITDA as net income (loss) plus the provision (benefit) for income taxes, net interest expense and noncash goodwill impairments, depreciation, depletion and amortization. EBITDA is a non-GAAP financial measure. For a reconciliation of EBITDA, free cash flow and net debt (other non-GAAP financial measures we use in this release) to the most directly comparable GAAP financial measures, please see the attached “Additional Statistics” schedule.

The Company’s selling, general and administrative expenses were $17.7 million for the first quarter of 2007, compared to $15.4 million for the first quarter of 2006, an increase of $2.3 million. As a percentage of revenues, selling, general and administrative expenses decreased from 11.1% in the first quarter of 2006 to 10.5% in the first quarter of 2007. General and administrative costs in the first quarter of 2007 were higher than the first quarter of 2006, due mainly to higher cash-based compensation, including additional personnel costs related to businesses we acquired after the first quarter of 2006.

Depreciation, depletion and amortization expense for the first quarter of 2007 was up $3.0 million to $7.2 million in the first quarter of 2007, as compared to $4.2 million for the first quarter of 2006, primarily due to additional depreciation, depletion and amortization expense related to assets we acquired pursuant to our acquisition program and increased levels of capital expenditures.

Interest expense in the first quarter of 2007 was $6.9 million, up $2.3 million compared to the first quarter of 2006, primarily due to the additional borrowings and assumption of certain indebtedness related to our acquisitions in 2006.

The Company’s free cash flow (defined as net cash provided by (used in) operations less capital expenditures for property, plant and equipment, net of disposals) for the first quarter of 2007 was negative $8.4 million compared to negative $3.7 million in the first quarter of 2006. First quarter 2007 free cash flow reflects approximately $3.0 million in higher net capital expenditures, $1.7 million in higher income tax payments and $1.0 million in higher interest payments, net, than in the first quarter of 2006.

The Company’s net debt at March 31, 2007 was approximately $303.0 million, up approximately $8.5 million from December 31, 2006, primarily reflecting the impact of the Company’s seasonal working capital needs. Net debt at March 31, 2007 was comprised of total debt, including capital lease obligations, of $312.5 million, less cash and cash equivalents of $9.5 million.

OUTLOOK

The statements in the following paragraph are based on current expectations. These statements are forward-looking, and actual results may differ materially. These statements include the potential impact of our Michigan joint venture transaction but do not include the potential effects of any acquisitions or divestitures that may be completed after the date of this press release.

Based on current information, the Company expects second quarter 2007 EBITDA in the range of $26 million to $30 million and earnings per diluted share in the range of $0.19 to $0.24. Based on the Company’s current state of its business and current backlog, the Company reaffirms its expectations of EBITDA to be in the range of approximately $90 million to $100 million and earnings per diluted share to range from $0.54 and $0.60. Commenting on the Company’s outlook, Robert D. Hardy, Senior Vice President and Chief Financial Officer of U.S. Concrete, stated, “We are confirming our guidance for the full-year which includes the anticipated impact of our recently announced joint venture in Michigan.  While we remain optimistic about the outlook for the remainder of the year, we are seeing signs of further deterioration in the residential housing sector in certain of our markets and remain cautious about the impact on our revenue and earnings guidance should the decline in residential housing out pace our current expectations.”

CONFERENCE CALL

U.S. Concrete has scheduled a conference call for Thursday, May 10, 2007, at 10:00 a.m., Eastern Time, to review its first quarter 2007 results. To participate in the call, dial 303-262-2190 at least ten minutes before the conference call begins and ask for the U.S. Concrete conference call. A replay of the conference call will be available through Thursday, May 17, 2007. To access the replay, dial 303-590-3000 and use the pass code 11089024#.

Investors, analysts and the general public will also have the opportunity to listen to the conference call over the Internet by accessing www.us-concrete.com. To listen to the live call on the Web, please visit the Web site at least 15 minutes early to register, download and install any necessary audio software. For those who cannot listen to the live Web cast, an archive will be available shortly after the call on the Company’s Web site at www.us-concrete.com within the “investors” section of the site.

USE OF NON-GAAP FINANCIAL MEASURES

This press release uses the non-GAAP financial measures “EBITDA,” “free cash flow” and “net debt.” The Company has included EBITDA in this press release because it is widely used by investors for valuation and comparing the Company’s financial performance with the performance of other building material companies. The Company also uses EBITDA to monitor and compare the financial performance of its operations. EBITDA does not give effect to the cash the Company must use to service its debt or pay its income taxes, and thus does not reflect the funds actually available for capital expenditures. In addition, the Company’s presentation of EBITDA may not be comparable to similarly titled measures other companies report. The Company considers free cash flow to be an important indicator of its ability to service debt and generate cash for acquisitions and other strategic investments. The Company believes that net debt is useful to investors as a measure of its financial position. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, our reported operating results or cash flow from operations or any other measure of performance as determined in accordance with GAAP.

ABOUT U.S. CONCRETE

U.S. Concrete services the construction industry in several major markets in the United States through its two business segments: ready-mixed concrete and concrete-related products; and western precast concrete. Excluding the assets contributed by the Edw. C. Levy Co. to our newly formed Michigan joint venture, the Company has 140 fixed and nine portable ready-mixed concrete plants, nine pre-cast concrete plants, three concrete block plants and eight aggregates facilities. During 2006, these facilities produced approximately 8.7 million cubic yards of ready-mixed concrete, 4.0 million eight-inch equivalent block units and 4.6 million tons of aggregates. For more information on U.S. Concrete, visit http://www.us-concrete.com.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This press release contains various forward-looking statements and information that are based on management's belief, as well as assumptions made by and information currently available to management. These forward-looking statements speak only as of the date of this press release. The Company disclaims any obligation to update these statements and cautions you not to rely unduly on them. Forward-looking information includes, but is not limited to, statements regarding: expected revenues, EBITDA and earnings per diluted share for the second quarter of 2007 and for the full year 2007; the expectation regarding the Company’s ability to realize sales volumes represented by its backlog. Although U.S. Concrete believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that those expectations will prove to have been correct. Such statements are subject to certain risks, uncertainties and assumptions, including, among other matters: general and regional economic conditions; the level of activity in the construction industry; the ability of U.S. Concrete to complete acquisitions and to effectively integrate the operations of acquired companies; development of adequate management infrastructure; departure of key personnel; access to labor; union disruption; competitive factors; government regulations; exposure to environmental and other liabilities; the cyclical and seasonal nature of U.S. Concrete's business; adverse weather conditions; the availability and pricing of raw materials; and general risks related to the industry and markets in which U.S. Concrete operates. Should one or more of these risks materialize, or should underlying assumptions prove incorrect, actual results or outcomes may vary materially from those expected. These risks, as well as others, are discussed in greater detail in U.S. Concrete's filings with the Securities and Exchange Commission, including U.S. Concrete's Annual Report on Form 10-K for the year ended December 31, 2006

(Tables Follow)

U.S. CONCRETE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended March 31
	2007	2006

Sales	$169,389	$139,594
Cost of goods sold before depreciation, depletion and amortization	147,620	120,796
Selling, general and administrative expenses	17,740	15,434
Depreciation, depletion and amortization	7,218	4,176
Loss from operations	(3,189)	(812)
Interest income	24	696
Interest expense	6,891	4,632
Other income, net	483	387
Loss before income taxes	(9,573)	(4,361)
Income tax benefit	(3,825)	(1,660)
Net loss	$(5,748)	$(2,701)

Basic and diluted net loss per share	$(0.15)	$(0.08)

Basic and diluted common shares outstanding	38,030	33,669

U.S. CONCRETE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	March 31,	December 31,
	2007	2006
ASSETS
Current assets:
Cash and cash equivalents	$9,501	$8,804
Trade accounts receivable, net	99,867	109,161
Inventories	33,046	33,777
Prepaid expenses	6,163	2,984
Other current assets	15,083	16,396
Total current assets	163,660	171,122

Properties, plant and equipment, net	268,817	281,021
Goodwill	264,209	251,499
Other assets	12,848	13,004
Total assets	$709,534	$716,646

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current maturities of long-term debt	$3,596	$3,764
Accounts payable	35,736	49,785
Accrued liabilities	53,369	52,886
Total current liabilities	92,701	106,435

Long-term debt, net of current maturities	308,927	299,528
Other long-term liabilities and deferred credits	9,631	7,594
Deferred income taxes	33,268	33,512
Total liabilities	444,527	447,069

Commitments and contingencies

Stockholders’ equity:
Preferred stock	—	—
Common stock	39	39
Additional paid-in capital	263,917	262,856
Retained earnings	3,135	8,541
Treasury stock, at cost	(2,084)	(1,859)
Total stockholders’ equity	265,007	269,577
Total liabilities and stockholders’ equity	$709,534	$716,646

U.S. CONCRETE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended March 31
	2007	2006

CASH FLOWS FROM OPERATING ACTIVITIES:	$(972)	$645

CASH FLOWS FROM INVESTING ACTIVITIES:
Property, plant and equipment, net of disposals of $1,321 and $1,056	(7,374)	(4,342)
Other investing activities	(174)	425
Net cash used in investing activities	(7,200)	(3,917)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from borrowings	10,100	—
Repayments of borrowings	(929)	(731)
Proceeds from issuance of common stock	—	84,812
Proceeds from issuance of common stock under compensation plans	371	3,630
Debt issuance costs	(154)	—
Excess tax benefits from stock-based compensation..................................	54	1,105
Purchase of treasury shares	(225)	(20)
Net cash provided by financing activities	9,217	88,796
NET INCREASE IN CASH AND CASH EQUIVALENTS	697	85,524
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	8,804	23,654
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$9,501	$109,178

U.S. CONCRETE, INC.
ADDITIONAL STATISTICS

(In thousands, unless otherwise noted; unaudited)

We report our financial results in accordance with generally accepted accounting principles in the United States (“GAAP”). However, our management believes that certain non-GAAP performance measures and ratios, which our management uses in managing our business, may provide users of this financial information additional meaningful comparisons between current results and results in prior operating periods. See the table below for (1) presentations of our EBITDA, EBITDA margin, Net Debt and Free Cash Flow for the three months ended March 31, 2007 and March 31, 2006 and (2) corresponding reconciliations to GAAP financial measures for the three months ended March 31, 2007 and March 31, 2006. We have also included in the table below certain Ready-Mixed Concrete Statistics for the three months ended March 31, 2007 and March 31, 2006.

We define EBITDA as our net income (loss) plus the provision (benefit) for income taxes, net interest expense and noncash goodwill impairments, depreciation, depletion and amortization. We define EBITDA margin as the amount determined by dividing EBITDA by total sales. We have included EBITDA and EBITDA margin in the accompanying tables because they are widely used by investors for valuation and comparing our financial performance with the performance of other building material companies. We also use EBITDA to monitor and compare the financial performance of our operations. EBITDA does not give effect to the cash we must use to service our debt or pay our income taxes and thus does not reflect the funds actually available for capital expenditures. In addition, our presentation of EBITDA may not be comparable to similarly titled measures other companies report.

We define Free Cash Flow as cash provided by (used in) operations less capital expenditures for property, plant and equipment, net of disposals. We consider Free Cash Flow to be an important indicator of our ability to service our debt and generate cash for acquisitions and other strategic investments.

We define Net Debt as total debt, including current maturities and capital lease obligations, minus cash and cash equivalents. We believe that Net Debt is useful to investors as a measure of our financial position.

Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, our reported operating results or cash flow from operations or any other measure of performance prepared in accordance with GAAP.
	Three Months Ended March 31, 2007	Three Months Ended March 31, 2006

Ready-Mixed Concrete Statistics:
Average price per cubic yards (in dollars)	$90.50	$89.83
Volume in cubic yards (in thousands)	1,514	1,272

EBITDA Reconciliation:
Net loss	$(5,748)	$(2,701)
Income tax benefit	(3,825)	(1,660)
Interest expense, net	6,867	3,936
Depreciation, depletion and amortization	7,218	4,176
EBITDA	$4,512	$3,751
EBITDA Margin	2.7%	2.7%

Free Cash Flow Reconciliation:
Net cash provided by (used in) operations	$(972)	$645
Less capital expenditures, net of disposals of $1,321 and $1,056	(7,374)	(4,342)
Free Cash Flow	$(8,346)	$(3,697)

Net Debt Reconciliation:
Total debt, including current maturities and capital lease obligations	$312,523	$200,840
Less cash and cash equivalents	9,501	109,178
Net Debt	$303,022	$91,662

The expected EBITDA used in this news release of approximately $26 million to $30 million in the second quarter of 2007 is calculated as follows: net income (estimated to be approximately $7 million to $9 million), plus the provision for income taxes (estimated to be approximately $5 million to $6 million), net interest expense (estimated to be approximately $7 million) and noncash goodwill impairments, depreciation, depletion and amortization (estimated to be approximately $8 million). All amounts provided in this paragraph have been rounded to the nearest million dollar amount.

The expected EBITDA used in this news release of approximately $90 million to $100 million in the full year 2007 is calculated as follows: net income (estimated to be approximately $20 million to $25 million), plus the provision for income taxes (estimated to be approximately $13 million to $16 million), net interest expense (estimated to be approximately $28 million) and noncash goodwill impairments, depreciation, depletion and amortization (estimated to be approximately $30 million). All amounts provided in this paragraph have been rounded to the nearest million dollar amount.